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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)         December 31, 1994


                          EASTMAN KODAK COMPANY
          (Exact name of registrant as specified in its charter)

       NEW JERSEY                       1-87            16-0417150
(State of incorporation)      (Commission File Number)  (IRS Employer
                                                        Identification No.)

343 STATE STREET, ROCHESTER, NEW YORK                       14650
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:         716-724-4000
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Effective December 31, 1994, the Company completed the divestiture of the household products businesses of its L&F Products subsidiary to Reckitt & Colman plc for $1.55 billion in cash. Details of the divestiture are contained in a press release issued by the Company on January 3, 1995 and set forth herein on page 3.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro forma consolidated financial statements of the Company for the year ended December 31, 1993, excluding the results of the non-imaging health businesses (including Sterling Winthrop Inc.) that the Company has divested, are set forth at Item 7 of Current Report on Form 8-K dated June 30, 1994 and filed October 17, 1994, as amended by Amendment No. 1 to Current Report on Form 8-K dated June 30, 1994 and filed October 21, 1994.

(c) Filed herewith as Exhibit 10(A), pages 5 to 18, is Amendment No. 2, dated as of December 29, 1994, to the Asset Purchase Agreement, dated as of September 26, 1994, as amended by Amendment No. 1, dated as of October 28, 1994, among the Company and L&F Products Inc., Sterling Winthrop Inc. and Reckitt & Colman plc.
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KODAK COMPLETES DIVESTITURE OF
L&F PRODUCTS' HOUSEHOLD BUSINESSES

Sale to Reckitt & Colman Ends Massive Divestiture Program;
Kodak Now has Sound Balance Sheet & Sole Focus on Imaging

Rochester, N.Y., January 3 -- Eastman Kodak Company today announced that it has completed the sale of the household products businesses of its L&F Products subsidiary to London, England-based Reckitt & Colman, plc for $1.55 billion in cash. The transaction closed on December 31, 1994.

The transaction was the last major asset sale in a strategic divestiture program announced by Kodak in May, 1994. At that time, Kodak CEO George M.C. Fisher announced the company's intentions to refocus on its core business by divesting non-imaging businesses in health and household products and use the proceeds from the divestitures to pay down debt.

"Kodak begins 1995 better positioned than ever to drive growth in both our traditional photographic business and emerging digital imaging businesses," Fisher said. "With respect to the divestitures, we have surpassed the objectives set in May from both a strategic and financial viewpoint. The speed with which we completed our divestiture program and the values obtained demonstrate the improvement in Kodak's ability to meet its stated objectives and reflects the inherent strength of the businesses divested."

Fisher noted that the businesses were acquired by buyers who will be in a better position to enhance the long term value of these entities.

During the year, the company divested Sterling Winthrop, a pharmaceutical and over-the-counter medicines subsidiary, Kodak's Clinical Diagnostics Division, a maker of clinical chemistry analyzers, and L&F Products, a maker of do-it-yourself and household products. The series of transactions generated $7.9 billion in gross proceeds.

Separately, two assets from Sterling Winthrop remain for sale: a pharmaceutical research and development facility located near Philadelphia, PA., and NanoSystems, a technology development unit which has adapted Kodak's small particle technology to pharmaceutical applications. This technology improves drug performance and also enables the use of water insoluble medicines that cannot otherwise be administered.

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              Eastman Kodak Company and Subsidiary Companies
                            Index to Exhibits

                                                                Page No.

10(A)  Amendment No. 2, dated as of December 29, 1994, to
       the Asset Purchase Agreement, dated as of
       September 26, 1994, as amended by Amendment No. 1,
       dated as of October 28, 1994, among Eastman Kodak
       Company, L&F Products Inc., Sterling Winthrop Inc.
       and Reckitt & Colman plc.                                      5-18
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                                                             Exhibit 10 (A)

                                                             Execution Copy






              Amendment No. 2 to the Asset Purchase Agreement


AMENDMENT NO. 2 (this "Amendment"), dated as of December 29, 1994, to the Asset Purchase Agreement, dated as of September 26, 1994, as amended by Amendment No. 1 ("Amendment No. 1"), dated as of October 28, 1994 (as so amended, the "Agreement"), among EASTMAN KODAK COMPANY, a New Jersey corporation, L&F PRODUCTS INC., a Delaware corporation, STERLING WINTHROP INC., a Delaware corporation, and RECKITT & COLMAN PLC, a public limited company organized under the laws of England and Wales.



                            W I T N E S S E T H:


            WHEREAS, the parties hereto desire to amend the Agreement; and

            WHEREAS, Section 9.2 of the Agreement permits amendments to the Agreement by written instrument signed by Purchaser, Seller and Kodak;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


                                 ARTICLE I
                        Amendments to the Agreement

      1.1 Specific Definitions. The Agreement is hereby amended to modify or add, as the case may be, the following definitions:

            "Current Assets" shall mean Inventory and all other current assets of the Business (including written-off accounts receivable) other than (i) cash (net of cash overdrafts) except for any cash held on the Closing Date by (x) the Transferred Subsidiaries, (y) the Business in Venezuela and Puerto Rico and (z) the U.S. bank accounts set forth on Annex 1.1 hereto, (ii) investment securities and other short-term investments except for short-term investments held on the Closing Date by (x) the Transferred Subsidiaries or (y) the Business in Venezuela and Puerto Rico and (iii) Accounts Receivable from Kodak.

            "Current Liabilities" shall mean all current liabilities of the Business other than (i) short-term

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      indebtedness for money borrowed (other than overdrafts) except for any such indebtedness of the Transferred Subsidiaries to Persons other than Kodak or its Affiliates or Sterling or its Affiliates,
      (ii) Accounts Payable to Kodak and (iii) accrued and unpaid U.S. Federal, state and local income Taxes and foreign income Taxes other than those relating to the Transferred Subsidiaries and their subsidiaries with respect to the taxable periods, or portions thereof, ending on or before the Closing Date.

            "Distributed Note" shall mean any of the notes issued as consideration, in connection with the L&F Transfer, for the transfer of the assets related to the Business in certain jurisdictions from an entity controlled by Sterling at the time of such transfer to an entity controlled by Kodak immediately prior to the Closing, including the note representing the amount of accounts receivables transferred to L&F Products (Australia) Pty Limited ("L&F Pty") but not including the Retained Notes.

            "Employees" shall mean all current and former employees of Seller or any Affiliate of Seller who were or are dedicated to the Business; provided, however, that any such employees who were employees of the DIY Business immediately following the closing of sale of DIY Business to the purchaser thereof shall not be deemed to be Employees for purposes of this Agreement.

            "Retained Note" shall mean any of the notes issued as consideration, in connection with the L&F Transfer, for the transfer of the assets related to the Business in certain jurisdictions from an entity controlled by Sterling at the time of such transfer to an entity controlled by Kodak immediately prior to the Closing and which have been retained by the transferring party to satisfy its obligations for Taxes or other necessary transaction costs arising from the L&F Transfer.

      1.2 Excluded Assets. Section 2.2 of the Agreement is hereby amended by deleting the last word in subsection (o), inserting the word "and" at the end of subsection (p) and adding new subsection (q) to read as follows:

            "(q) any and all (i) accounts receivable reflecting cash received or to be received under the Distributed Notes or the Retained Notes and (ii) for the avoidance of doubt, all assets relating to the DIY Business in Australia and Puerto Rico."


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      1.3   Assumption of Liabilities.  Section 2.3 of the Agreement is
hereby amended by deleting the last word in subsection (c); inserting the parenthetical expression "(subject to Section 7.3)" after the word "Employees" in, and the word "and" at the end of, subsection (d); and adding a new subsection (e) to read as follows:

            "(e) All liability of L&F Pty under the Distributed Notes and the Retained Note, each issued to Sterling Winthrop Pty Limited in connection with the L&F Transfer, which have an aggregate principal amount of U.S.$3,000,000 and are payable on January 3, 1995."

      1.4 Excluded Liabilities. (a) Section 2.4 of the Agreement is hereby amended by replacing subsection (c) in full with the following:

            "(c) All Accounts Payable to Kodak and cash overdrafts (except in any jurisdiction in which Purchaser is acquiring cash as part of the Transferred Assets);

            (b) Section 2.4 is further amended by deleting the last word in subsection (g), and adding new subsections (i), (j) and (k) as follows:

            "(i) Except to the extent provided in Section 2.3(e), amounts payable under the Distributed Notes and the Retained Notes;

            (j) For the avoidance of doubt, any liabilities relating to the DIY Business in Australia and Puerto Rico; and

            (k) Two-thirds of the aggregate amount payable (regardless of when paid) pursuant to Section 2.1.2 of the agreement listed on Annex 2.4, and the obligations pursuant to clauses 3.1.2 through 3.1.5 of such agreement."

      1.5 Purchase Price. Section 2.5 of the Agreement shall be amended so that paragraph (b) thereof shall become paragraph (d) and new paragraphs (b) and (c) shall be added as follows:

            "(b) Payment of the Purchase Price shall be made in allocated portions as follows: (i) with respect to the United States (which portion shall include the stock of L&F Products International Inc. and the United States trademarks), Canada and Germany, by delivery at the Closing of promissory notes in the forms attached











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      as Annexes 2.5A through 2.5D (the "Purchase Price Notes"), such notes to be (A) issued by Affiliates of the Purchaser in the respective amounts set forth on Annex 2.5E hereto, (B) unconditionally guaranteed in full by the Purchaser pursuant to a Guaranty substantially in the form attached as Annex 2.5 delivered at the Closing and (C) due and payable prior to 3:00 p.m. New York time on January 3, 1995 (the "Transfer Time"); (ii) with respect to the shares of L&F Pty, as set forth in the Australian Acknowledgement Agreement attached as Annex 2.5F and by the payments under the notes described in Section 2.3(e) hereof, all by wire transfer to be received by Seller in U.S. Dollars not later than the Transfer Time;
      (iii) with respect to the Philippines, as contemplated by Section 2.7(c) hereof; (iv) with respect to the jurisdictions (other than Canada and the Philippines) set forth in Part II of Annex 2.5G, by wire transfer to be received by the indicated recipient thereof not later than the Transfer Time payable in the respective jurisdictions in the respective local currency converted from the respective U.S. dollar amounts set forth in Annex 5.4(e) based on the closing midpoint Dollar spot rate for the local currency on December 28, 1994 as published in the Financial Times (London edition) on December 29, 1994; and (v) with respect to all other jurisdictions set forth in
      Part I of Annex 2.5G by wire transfer to be received by the indicated recipient thereof not later than the Transfer Time in the respective U.S. Dollar amounts set forth in Annex 5.4(e). Any amounts payable pursuant to clauses (ii), (iv) and (v) above not received in the accounts designated by Kodak by 3:00 p.m. New York time on January 3, 1995 shall bear interest on the unpaid balance at an annual rate of 7.75%, based on a year of 365 or 366 days, as the case may be, and the actual number of days elapsed, until such amounts are paid in full. For this purpose, any amount received after 3:00 p.m. New York time on any day shall be deemed to have been received on the following Business Day. Notwithstanding the foregoing, with respect to each of Argentina and Costa Rica, if the Closing does not occur in such jurisdiction prior to the Transfer Time, the rate of interest on the unpaid portion of the Purchase Price payable with respect to such jurisdiction from the Transfer Time through the date of the Closing in such jurisdiction pursuant to the preceding sentence shall be 5.75% and thereafter shall be 7.75%. If the Closing does not occur in Argentina or Costa Rica on December 31, 1994, the portion of the Business in such













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      jurisdiction shall be treated in the manner contemplated in Section
      2.7(c)(iii) hereof.

            (c) On January 3, 1995, Seller or an Affiliate of Seller shall transfer to Linden Puerto Rico, Inc. an amount equal to the cash balance at 12:00 midnight New York time on December 31, 1994 in Seller's bank account with respect to the Business in Puerto Rico, which amount is estimated to be approximately $800,000, by wire transfer in immediately available funds to such account as Purchaser shall designate in writing to Seller."

      1.6 Business Post-Closing Adjustments. Section 2.6 of the Agreement is hereby amended to add the following sentence at the end of subsection (a):

      "Notwithstanding the foregoing, (i) any goodwill arising solely as a result of the L&F Transfer shall be disregarded for purposes of the Closing Balance Sheet, (ii) the assets of the Business as reflected on the Closing Balance Sheet shall not reflect more than $500,000 in additions after September 26, 1994 in respect of the computer license agreements listed on Annex 2.6 hereto, and (iii) liabilities assumed under Section 2.3(e) shall be disregarded for purposes of the Closing Balance Sheet."

      1.7   The Closing.  (a)  The first sentence of subsection (a) of
Section 2.7 of the Agreement is hereby deleted and replaced by the following sentence:

            "The Closing shall take place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 at midnight, New York City time, on December 31, 1994, or at such other time and place as the parties hereto may mutually agree."

            (b)   Section 2.7 is further amended by adding a new subsection
(c) to read as follows:

            "(c) Pursuant to Section 2.7(b) of this Agreement, Seller, Kodak and Purchaser agree to the following arrangement with respect to the sale of L&F Products Philippines, Inc. ("LFPI"):

            (i) Kodak agrees to use its reasonable efforts to cause Sterling Products International Incorporated ("SPII"), within one hundred eighty (180) days following the Closing Date, to execute a Deed of Sale in a form reasonably acceptable to Seller, Purchaser









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      and Kodak and consistent with the terms hereof, pursuant to which
      SPII will convey full ownership of the shares of LFPI to Purchaser or its designated Affiliate;

            (ii) Upon execution of the aforesaid Deed of Sale and the delivery to Purchaser or its designated Affiliate of such other documents as shall be reasonably requested by Purchaser and reasonably acceptable to Kodak and SPII, Purchaser shall promptly remit to SPII the amount of U.S. $1,850,000 inwardly through the Philippine banking system;

            (iii) Pending the transfer contemplated by clause (ii) above, Seller shall hold the shares of LFPI for the benefit of such Person as may be designated by Purchaser, and Seller and Kodak shall use their reasonable efforts to provide to Purchaser or its designee all of the benefits and liabilities associated with ownership and operation of the portion of the Business represented by LFPI and, accordingly, Seller and Kodak shall cause the portion of the Business represented by such assets and liabilities to be operated as may reasonably be instructed by Purchaser or its designee; provided, however, that none of Seller, Kodak, Sterling and their respective Affiliates shall have any liability to Purchaser or any other Person in respect of any action taken with respect to such assets and liabilities in accordance with such instructions. In performing its obligations hereunder, neither Seller nor Kodak nor any of their respective Affiliates shall be construed to be a trustee or other fiduciary for the beneficial owner of such portion of the Business; and

            (iv) Simultaneously with the inward remission of capital pursuant to clause (ii), Purchaser shall pay Seller interest on the full amount of $1,850,000 at an annual rate of 5.75% based on a year of 365 or 366 days and on the actual number of days elapsed from January 3, 1995 to and including the date of such inward remission."

      1.8 Means of Transfer. Schedule 2.10 to the Agreement is hereby deleted and replaced in its entirety by Annex 2.10 hereto.

      1.9 Intellectual Property. Section 3.13 is hereby amended by adding subsection (c) thereto to read as follows:













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            "(c)  The parties hereto acknowledge and agree that the
      execution, delivery and performance by Seller of the computer license agreements listed in Annex 2.6 hereto, in accordance with their terms, shall not give rise to any breach of this Section 3.13 or of
      Section 5.2, and Purchaser hereby waives any breach of representations, warranties or covenants by Seller, Sterling or Kodak hereunder arising out of or relating to the licenses, the extensions, novations or assignments of which, if any, are reflected in Annex 2.6."

      1.10 Tax Matters. (a) Section 5.4(e) is hereby deleted and replaced by the following:

            5.4(e) Determination and Allocation of Consideration. The parties agree to determine the amount of and allocate the total consideration transferred by Purchaser to Seller pursuant to this Agreement (the "Consideration") in accordance with the fair market value of the assets and liabilities transferred. Accordingly, the parties agree to allocate the total Purchase Price transferred by Purchaser to Seller pursuant to this Agreement according to Annex 5.4(e), as modified as set forth below:

            (i) Subject to clause (vii) below, the amounts allocated pursuant to Annex 5.4(e) to the portion of the Business located in each of the following jurisdictions shall be increased or decreased (but not below zero) to the extent that the total assets minus the total liabilities (the "Local Net Worth") as of December 31, 1994 of the portion of the Business located in each of these jurisdictions is greater or less than the amount so allocated: Puerto Rico, Costa Rica, Panama, Hong Kong and Argentina;

            (ii) Subject to clause (vii) below, the amounts allocated pursuant to Annex 5.4(e) to the portion of the Business located in each of the following jurisdictions shall be increased to the extent that the Local Net Worth as of December 31, 1994 of the portion of the Business located in each of these jurisdictions is greater than the amount so allocated: Netherlands, Belgium and New Zealand;

            (iii) Subject to clause (vii) below, the amount allocated pursuant to Annex 5.4(e) to the portion of the Business located in Spain shall be increased or decreased (but not below zero) to the extent that the Local Net Worth as of December 31, 1994 of the portion










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      of the Business located in Spain is greater or less than $1,125,000.
      If an adjustment would be required under the first sentence of this subsection (iii), the amount allocated to Spain shall be equal to the Local Net Worth as of December 31, 1994 of the portion of the Business located in Spain plus $225,000;

            (iv) Subject to clause (vii) below, the amount allocated pursuant to Annex 5.4(e) to the portion of the Business located in Venezuela shall be decreased, if the Local Net Worth as of December 31, 1994 of the portion of the Business located in Venezuela is a deficiency greater than $150,000 to the extent such deficiency is greater than $150,000, and any such deficiency shall be paid locally in the local currency by Kodak Venezuela S.A. to Reckitt and Colman de Venezuela S.A.

            (v) Any adjustments to the Purchase Price in accordance with
      Section 2.6 of this Agreement shall increase or decrease the amount allocated pursuant to Annex 5.4(e) to the portion of the Business located in the United States. Any increase (or decrease) in the total amount allocated pursuant to Annex 5.4(e) to the jurisdictions specified in subsections (i), (ii), (iii) and (iv) shall then decrease (or increase) the amount allocated to the United States pursuant to Annex 5.4(e) by an equal amount after taking into account any adjustments required under the first sentence of this Section 5.4(e)(v). The parties agree that the amount allocated pursuant to Annex 5.4(e) as adjusted under this Section 5.4(e) may not exceed the total Purchase Price as adjusted;

            (vi) Except as provided in Section 2.6 and subsection (i),
      (ii), (iii), or (iv) of this Section 5.4(e), no other adjustments shall be made to any amount allocated pursuant to Annex 5.4(e), unless mutually agreed upon by Seller, Purchaser and Kodak;

            (vii) Notwithstanding subsections (i), (ii), (iii) and (iv) of this Section 5.4(e), the amounts allocated to the jurisdictions specified in such subsections (except Panama) shall not be adjusted unless both of the following two requirements are satisfied: (a) the amount of the proposed adjustment is equal to at least 10% of the amount allocated to the applicable jurisdiction under Annex 5.4(e), and (b) the amount of the proposed adjustment exceeds $10,000;













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            (viii) For the avoidance of doubt, the Local Net Worth as of
      December 31, 1994 to be calculated and used in determining whether any adjustments under subsections (i), (ii), (iii) or (iv) of this
      Section 5.4(e) are required, shall include any intercompany accounts (both the receivable and payable) of the portion of the Business located in each jurisdiction, except the intercompany accounts (both the receivable and payable) which are an Excluded Liabilities pursuant to Section 2.4(i) hereof;

            (ix) The determination of Local Net Worth for the portion of the Business located in each jurisdiction described in subsections
      (i), (ii), (iii) and (iv) and any adjustments required pursuant to those subsections shall be made according to the same procedures and time schedule as the determination of Net Worth under Section 2.6 of the Agreement; and

            (x) In each jurisdiction in which the Business is being transferred in asset form, the parties will negotiate in good faith to agree on the amount of the Assumed Liabilities which shall be allocated as additional consideration to the portion of the Business conducted in such jurisdiction. If the parties fail to agree on the above determination and allocation at least 15 days after the parties have agreed on the Adjusted Closing Balance Sheet according to
      Section 2.6 of the Agreement, any dispute shall be referred to the CPA Firm, whose determination will be binding on both parties.

            Seller and Purchaser agree to prepare, or cause to be prepared, and file, or cause to be filed, an IRS Form 8594 in a timely fashion in accordance with the rules under Section 1060 of the Code. Seller and Purchaser will agree on the attachment to Form 8023-A prior to the timely filing thereof. The determination and allocation of the Consideration derived pursuant to this subsection shall be binding on Kodak, Seller and Purchaser for all Tax reporting purposes."

            (b) The first sentence of Section 5.4(p) of the Agreement is amended to read as follows:

            "At least 15 days prior to Closing, Kodak will provide, or cause to be provided, to Purchaser a schedule listing any tax related powers of attorney which were granted by any Transferred Subsidiary and are outstanding as of such date."












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      1.11  Post-Closing Obligations of the Business to Certain Employees.
(a) The second sentence of Section 5.5(c) of the Agreement is hereby deleted in its entirety and replaced by the following:

      "Effective as of the Closing Date, Purchaser will assume sponsorship of, or establish a substantially identical plan to, Seller's employee benefit plans as identified on Annex 5.5(c), and shall maintain such plans for a transitional period not exceeding 12 months. Thereafter, Purchaser will provide coverage for U.S. Transferred Employees under its employee benefit plans and programs and its incentive compensation plans and programs which is no less favorable than that generally provided from time to time by Purchaser to similarly situated employees of its United States business."

            (b) Section 5.5 is hereby supplemented by adding Annex 5.5(c)(i) thereto. To the extent such Annex is in conflict with the other provisions of such Section, such Annex shall govern.

            (c) Section 5.5(j) is hereby amended by inserting the first text at the beginning thereof:

            "Subject to Section 2.4(k),"

            (d) Section 5.5 is hereby amended by adding subsection (l) thereto to read as follows:

            "(l) Kodak and Seller shall furnish to Purchaser within 3 Business Days following the Closing Date their bona fide estimate of the total amount payable pursuant to Section 2.1.2 of the agreement listed in Annex 2.4. Kodak shall reimburse Purchaser for two-thirds of all amounts paid by Purchaser, as and when paid, pursuant to the terms of such section promptly following receipt by Kodak from Purchaser of reasonably satisfactory evidence of such payments."

      1.12 Compliance with State Property Transfer Statutes. The first sentence of Section 5.7(a) of the Agreement is hereby deleted in its entirety and replaced by the following:

            In connection with the transactions contemplated hereby, the parties shall use their reasonable efforts to comply with all requirements of applicable state property transfer statutes, including, without limitation, the New Jersey Industrial Site Recovery Act ("ISRA") and the Illinois Responsible Property Transfer










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      Act ("ILRPTA"), as may be required by the relevant governmental authorities.

      1.13 Use of Corporate Names. Section 5.9 of the Agreement is hereby amended by adding the following at the end thereof:

            "(c) Notwithstanding subsections (a) and (b) of this Section 5.9, the obligations and rights of Purchaser with respect to the Hinds name and trademark are as set forth in Annex 5.9 hereto; and

            (d) Kodak shall cause Seller and its Affiliates to, and Seller agrees to, discontinue use of the names "L&F" and "Lehn & Fink" immediately following the Closing Date; provided, however, that Seller, L&F Products Holdings and L&F Products Canada Company shall be permitted to retain the name "L&F" in their corporate names for so long as necessary (but for no longer than six months following the Closing Date) to effect the transfer and to permit the maintenance of the Intellectual Property. Promptly following completion of such transfers (including any interim renewals), but not later than six months after the Closing Date, Seller shall (and Kodak shall cause Seller to) amend its charter, and Seller and Kodak shall cause L&F Products Holdings and L&F Products Canada Company to amend their charters, to change their corporate names to delete the name "L&F"."

      1.14 Certain Matters Involving Intellectual Property. Section 5.10 of the Agreement is hereby amended by designating the text thereof as paragraph (a) and adding a new paragraph (b) shall be added as follows:

            "(b) Kodak and Seller agree that in furtherance of the obligations set forth in paragraph (a) and notwithstanding anything to the contrary set forth in paragraph (a), (i) all documents necessary to effect and record both the L & F Transfer of, and the transfer to an Affiliate of Purchaser of, all of the Intellectual Property registered in the United States that is identified on
      Schedule 3.13(a), as amended, by the attachment hereto will be fully executed and filed in proper form for recording with the United States Patent and Trademark Office or the United States Copyright Office, as appropriate, within 10 Business Days of the Closing Date; and (ii) all documents necessary to effect and record both the L & F Transfer of, and the transfer to an Affiliate of Purchaser of, all of the Intellectual Property registered in any country or jurisdiction other than the United States











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

      that is identified on Schedule 3.13(a), as amended by the attachment hereto, will be fully executed and filed in proper form for recording with the appropriate authority in the jurisdiction in which such Intellectual Property is recorded by no later than 60 days following the Closing Date unless further extended by agreement of the parties, (unless such filing is delayed through no fault of Seller), including, without limitation, if such filing is delayed due to the requirement to obtain any governmental validation or a proper valuation in the jurisdiction in which such filing must be made (in which event Seller shall make such filing within 10 Business Days of obtaining such validation or valuation)."

      1.15 Transition Services. Section 5.12 of the Agreement is amended by adding the following at the end thereof:

      "In addition, Kodak and its Affiliates shall provide to Purchaser and its Affiliates the services described in Annexes 5.12 A-D hereto on the terms and conditions described therein."

      1.16 Supply Agreements. Section 5.13 of the Agreement is amended by adding the following at the end thereof:

            "(d) As soon as practicable after the Closing Date, Kodak shall cause Kodak Canada Inc., and Seller shall cause L&F Canada Company, to enter into Amendment No. 2 to the Agreement to Manufacture "Grotan BK Triazene" substantially in the form of Annex
      5.13 hereto."

      1.17 License Back of Certain Intellectual Property. The Agreement is hereby amended to add a new Section 5.19 as follows:

            "Section 5.19 License Back of Certain Intellectual Property. On or before the Closing Date Kodak, Seller and Purchaser shall enter into a license agreement in the form attached as Annex 5.19 hereto."

      1.18 Indemnification by Seller and Kodak. Section 7.3 of the Agreement is hereby amended by deleting the final sentence of subsection
(c) thereof in its entirety and replacing it with the following:

            "Notwithstanding the foregoing, if Purchaser makes a claim against an Indemnifying Party pursuant to Section 7.3(a) with respect to (i) any matter for which there exists in the short period reserve on the










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

      Adjusted Closing Balance Sheet a specified item determined in accordance with Section 2.6(e) or (ii) any product liability actions for which provision has been made in the insurance reserve, such specified item or insurance reserve, as the case may be, or any remaining portion thereof, shall be applied to satisfy such claim before Purchaser shall have any right to indemnification, subject to this Section 7.3(c), from an Indemnifying Party with respect to such claim; it being understood that no portion of any specified item may be applied to satisfy a product liability claim and no portion of the insurance reserve may be applied to satisfy a specified item claim."

      1.19 Amendments to Schedules. The Schedules to the Agreement are hereby amended as follows:

            The first page of each of Schedules 2.1(g), 3.10(f), 3.16(a) and 5.5(j) to the Agreement and the attached pages of Schedule 3.15(i) are each replaced in full by the marked pages attached hereto as Annexes 2.1(g), 3.10(f), 3.16(a), 5.5(j) and 3.15(i).

            (a) Part I of Appendix 3.13(a), listing Patents and Patent Applications, is deleted in its entirety and replaced by Annex 3.13(a)I hereto.

            (b)   Part III of Appendix 3.13(a), listing Trademark
      Registrations and Trademark Applications, is deleted in its entirety and replaced by Annex 3.13(a)III hereto.


                                 ARTICLE II
                               Miscellaneous

      2.1 Definitions. Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to them in the Agreement.

      2.2 Entire Agreement; Restatement. The Agreement, as amended by this Amendment, is hereinafter referred to as the "Agreement", and the parties hereto hereby agree that the Agreement may be restated to reflect the amendments provided for in this Amendment.

      2.3 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.












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

      2.4 Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be executed as of the date first written above.

                                          EASTMAN KODAK COMPANY


                                          By:
                                             Name:  Peter Giles
                                             Title:  Vice President

                                          L&F PRODUCTS INC.


                                          By:
                                             Name:  Douglas A. Mabon
                                             Title:  Vice President

                                          RECKITT & COLMAN PLC


                                          By:
                                             Name:  Andrew C. Scott
                                             Title: Authorized Signatory


























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


                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          EASTMAN KODAK COMPANY
                                              (Registrant)


Date  January 9, 1995


                              Harry L. Kavetas, Executive Vice President and Chief Financial Officer